SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       May 13, 2004

MACROPORE BIOSURGERY, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Top Gun Street, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 458-0900

Item 2. Acquisition or Disposition of Assets.

On May 7, 2004, we entered into an Asset Purchase Agreement to sell substantially all of the assets of our thin-polymeric-film soft-tissue-support/barrier bioabsorbable surgical implant products (“thin film”) line of business to MAST Biosurgery AG, a Swiss Corporation, excluding assets and rights to the business for the country of Japan. On May13, 2004, we completed the assignment of the assets to MAST and its US subsidiary MAST Biosurgery, Inc. and received an initial payment of $6.72 million in cash and a $0.28 million short-term note. By no later than the second quarter of 2005, MAST is required to pay us an additional $2 million in cash, or alternatively provide us with approximately $2 million worth of stock in MAST.  We may receive an additional payment of $200,000 upon the receipt of a specified regulatory approval for the thin film product line.  MAST has an option to purchase the assets of the business in Japan for an additional price of at least $3 million, plus substantial additional contingent consideration pursuant to a business development agreement between the parties for that market.

The thin film product line includes bioresorbable surgical implant products for soft tissue support, anti-scarring, anti-adhesion, minimizing the attachment of soft tissues, and hernia repair.  We marketed these implants under trade names including SurgiWrap and CardioWrap.  Our sales of thin-film products accounted for approximately $1.2 million of revenue in 2003, which was approximately 9% of our total revenue in that year.  We launched this product line in 2002.

We remain committed to and enthusiastic about the market for our bioabsorbable hard-tissue fixation products (including spinal fixation), as well as our developments toward opportunities in tissue repair and regeneration.  We obtained back from MAST a nonexclusive, royalty-free license of our thin-film technology for the regenerative-medicine field of use.  We also obtained back from MAST the exclusive, royalty-free rights to thin-polymeric-film implants for spinal surgery.  We distribute implants for this field of use under the trade name HYDROSORB Shield through Medtronic Sofamor Danek, which also distributes our hard-tissue-fixation bioabsorbable spinal and musculoskeletal surgery implant products.

We also agreed to act as a backup supplier to MAST of the thin film bioabsorbable implant products for one year after the closing of the sale of the product line.

The sale price for the product line was determined by negotiation between us and MAST.  The Asset Purchase Agreement was the successor to a previously announced Dec 2003 thin film product line sale agreement between us and Medicis Ventures Management GmbH.  Medicis Ventures then led the syndicate of investors which formed MAST.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

Exhibit 2.1                        Asset Purchase Agreement dated May 7, 2004 between MacroPore Biosurgery, Inc. and MAST Biosurgery AG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROPORE BIOSURGERY, INC.

Dated: May 28, 2004	By:	/s/ Christopher J. Calhoun
Christopher J. Calhoun
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Asset Purchase Agreement dated May 7, 2004 between MacroPore Biosurgery, Inc. and MAST Biosurgery AG.